Exhibit 5.1

Stradling Yocca Carlson & Rauth LLP 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 949 725 4000 stradlinglaw.com

December 12, 2025

Expion360 Inc.

2025 SW Deerhound Avenue

Redmond, Oregon 97756

Re: Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the proposed offer and sale by Expion360 Inc., a Nevada corporation (the “Company”), of up to an aggregate of $15,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-272956), filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2023 and declared effective on July 10, 2023 (as such may be amended or supplemented from time to time, the “Registration Statement”), the base prospectus included in the Registration Statement, which covers the offering, issuance and sale of up to an aggregate of $50,000,000 of common stock, preferred stock, debt securities and/or warrants of the Company (as such may be amended from time to time, the “Base Prospectus”), and a prospectus supplement to be filed by the Company with the Commission on or about December 12, 2025, which covers the issuance and sale of up to an aggregate of $15,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), in a manner constituting an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) (as such may be amended or supplemented from time to time, the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). We understand the Shares are proposed to be offered and sold by the Company through Aegis Capital Corp. (the “Sales Agent”) pursuant to that certain At-The-Market Issuance Sales Agreement (“ATM Agreement”), dated December 12, 2025, by and between the Company and the Sales Agent.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Sales Agreement, will be validly issued, fully paid and non-assessable, provided that, at the time of the issuance of such Shares, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Company’s Articles of Incorporation.

Our opinion assumes that, at the time of each issuance and sale of Shares under the Sales Agreement, the Company will have a sufficient number of authorized but unissued shares of Common Stock under the Company’s Articles of Incorporation.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission, and further consent to the use of our name under the caption entitled “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Shares pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent.  This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

Stradling Yocca Carlson & Rauth llp

/s/ Stradling Yocca Carlson & Rauth LLP